Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-137483 of Best Buy Co., Inc. on Form S-8, of our report dated June 27, 2008, appearing in this Annual Report on Form 11-K of Best Buy Retirement Savings Plan for the year ended December 31, 2007.

June 27, 2008

Minneapolis, Minnesota